UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 11, 2005

Interstate Hotels & Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14331	52-2101815
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4501 North Fairfax Drive, Suite 800, Arlington, Virginia		22203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 387-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 14, 2005, Interstate Hotels & Resorts, Inc. a Delaware Corporation, (the "Company"), announced the closing on the acquisition of the 329-room Hilton Concord in the San Francisco, California, East Bay. The purchase price was $29.15 million, or $88,600 a room. The Company financed a portion of the acquisition with a $19.0 million mortgage loan provided by Massachusetts Mutual Life Insurance Company. The balance of the acquisition price was funded with a combination of cash on hand and borrowings under the Company's credit facility. The property was purchased from Hanford Hotels, Inc. The Company will also manage the hotel.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired

It is impracticable for the Registrant to provide the required financial statements and pro forma financial information at the time of this filing. The Registrant will file such financial statements and pro forma financial information by amendment no later than 71 days after the date this report is filed, as permitted under Item 9.01 of Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interstate Hotels & Resorts, Inc.

February 17, 2005	By:	/s/ Christopher L. Bennett

Name: Christopher L. Bennett
Title: Senior Vice President, General Counsel and Secretary